UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________

FORM 8-K
______________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 6, 2013 (September 2, 2013)

Sprint Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04721	46-1170005
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway
Overland Park, Kansas 66251
(Address of Principal Executive Offices, Including Zip Code)

(800) 829-0965
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 2, 2013, the Vacancy Resolution Committee of the Board of Directors (the “Board”) of the Company appointed a new director, Sara Martinez Tucker. There are no arrangements or understandings between Ms. Tucker and any other persons pursuant to which Ms. Tucker was appointed as a director. There are no related party transactions between the Company and Ms. Tucker.

At its next scheduled meeting, the Board will evaluate Ms. Tucker's independence and financial expertise. After such evaluation, Ms. Tucker is expected to be appointed to the Audit Committee and the Nominating and Corporate Governance Committee of the Board.

Ms. Tucker will be paid according to the compensation program established for members of the Board on July 10, 2013, other than those directors that are affiliated with SoftBank, as described in the Company's Current Report on Form 8-K filed on July 11, 2013 (the “July 11th 8-K”). She is also expected to enter into an indemnification agreement with the Company, the form of which was included as Exhibit 10.1 to the July 11th 8-K.

A copy of the press release issued by the Company on September 3, 2013 announcing the appointment of Ms. Tucker is included as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description
99.1	Press Release Announcing the Appointment of Sara Martinez Tucker to the Company's Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2013	Sprint Corporation
By: /s/ Timothy P. O'Grady Timothy P. O'Grady, Assistant Secretary
Exhibit Index

Exhibit No.	Description
99.1	Press Release Announcing the Appointment of Sara Martinez Tucker to the Company's Board of Directors